Exhibit 99.1

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

HIGHLAND HOSPITALITY CORPORATION REPORTS RESULTS FOR THE

SECOND QUARTER 2005; STRONG REVPAR AND PROFIT GAINS FROM

STABILIZED HOTELS CONTINUE

McLean, VA, July 28, 2005 – Highland Hospitality Corporation (NYSE: HIH), a lodging real estate investment trust, or REIT, today reported its consolidated financial results for the quarter ended June 30, 2005.

Consolidated Financial Results

For the second quarter 2005, the Company reported consolidated total revenue of $63.2 million and consolidated net income of $4.2 million, or $.10 per diluted share, compared to consolidated total revenue of $25.3 million and consolidated net income of $2.2 million, or $.05 per diluted share, for the second quarter 2004. Funds from operations, or FFO, which is defined as consolidated net income plus depreciation and amortization, were $9.5 million, or $.24 per diluted share, for the second quarter 2005 compared to $4.3 million, or $.11 per diluted share, for the second quarter 2004. Earnings before interest, income taxes and depreciation and amortization, or EBITDA, were $16.4 million, or $.41 per diluted share, for the second quarter 2005 compared to $4.3 million, or $.11 per diluted share, for the second quarter 2004.

“Our stabilized hotels continued to produce strong RevPAR and EBITDA results in the second quarter 2005 compared to the second quarter 2004, as our portfolio benefited from the continued improvement in the lodging industry,” said James L. Francis, Highland’s President and Chief Executive Officer. “As well, we were also pleased with the progress that we made during the quarter on our renovation and repositioning efforts which continue at a number of our hotels. We expect to see continued improvement in the performance of our hotel portfolio over the remainder of the year and into 2006 driven by our renovation, repositioning and asset management efforts.”

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

For the six months ended June 30, 2005, the Company reported consolidated total revenue of $113.4 million and consolidated net income of $4.2 million, or $.10 per diluted share, compared to consolidated total revenue of $44.0 million and consolidated net income of $2.8 million, or $.07 per diluted share, for the prior year period. FFO was $14.2 million, or $.36 per diluted share, for the six months ended June 30, 2005 compared to $6.5 million, or $.16 per diluted share, for the prior year period. EBITDA was $24.8 million, or $.63 per diluted share, for the six months ended June 30, 2005 compared to $5.9 million, or $.15 per diluted share, for the prior year period.

Both FFO and EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. Management believes that FFO and EBITDA are key measures of a REIT’s financial performance and should be considered along with, but not as an alternative to, net income as a measure of the Company’s operating performance. A reconciliation of these non-GAAP financial measures to net income is included in the accompanying financial tables.

Hotel Operating Performance

Included in the following table is information regarding occupancy, average daily rate (ADR) and revenue per available room (RevPAR), the key operating statistics that the Company uses to assess the performance of its domestic hotel properties, for the Company’s 18 domestic hotel properties for the second quarter 2005 and 2004. Since 13 of the 18 hotels owned as of June 30, 2005 were acquired at various times in 2004 and 2005, the key operating statistics for the aforementioned 13 hotels reflect the results of operations of the hotels under previous ownership for either a portion of, or the entire, second quarter 2004.

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

Operating Statistics	Quarter Ended June 30, 2005			Quarter Ended June 30, 2004
	Occ %	ADR	RevPAR	Occ %	ADR	RevPAR
Stabilized (11 hotels)	77.7%	$118.68	$92.24	75.0%	$111.10	$83.28
Rebranded/Renovated (7 hotels)(1)	64.6%	$127.18	$82.12	74.3%	$119.52	$88.82
U.S. Hotel Portfolio (18 hotels)	71.1%	$122.56	$87.15	74.6%	$115.31	$86.06

(1)	Rebranded/Renovated includes hotels that are currently going through significant renovation and/or in the process of changing their franchise affiliation.

For the second quarter 2005, RevPAR for the Company’s stabilized hotels increased 10.8% to $92.24, versus the same period in 2004. Occupancy increased by 2.7 percentage points to 77.7%, while ADR increased by 6.8%. For the Company’s hotels that are being renovated and/or rebranded, RevPAR decreased 7.5% to $82.12, versus the same period in 2004. Occupancy decreased by 9.7 percentage points to 64.6%, while ADR increased by 6.4%. For the Company’s U.S. hotel portfolio of 18 hotels, RevPAR increased by 1.3% to $87.15, versus the same period in 2004. Occupancy decreased by 3.5 percentage points to 71.1%, while ADR increased by 6.3% to $122.56.

For the second quarter 2005, the Company’s 18 domestic hotel properties contributed $60.9 million of total revenue and $18.1 million of hotel operating income. Included in the following table is the hotel operating income and hotel operating income margin for the Company’s 18 domestic hotel properties for the second quarter 2005 and 2004. Since 13 of the 18 hotels owned as of June 30, 2005 were acquired at various times in 2004 and 2005, the hotel operating income and hotel operating income margin for the aforementioned 13 hotels reflect the results of operations of the hotels under previous ownership for either a portion of, or the entire, second quarter 2004.

Hotel Operating Income and Margins	Quarter Ended June 30, 2005		Quarter Ended June 30, 2004
	$(1)%		$(1)%
Stabilized (11 hotels)	$10.1	32.4%	$8.0	28.4%
Rebranded/Renovated (7 hotels) (2)	$8.0	26.9%	$9.5	29.2%
U.S. Hotel Portfolio (18 hotels)	$18.1	29.7%	$17.5	28.8%

(1)	In millions
(2)	Rebranded/Renovated includes hotels that are currently going through significant renovation and/or in the process of changing their franchise affiliation.

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

For the second quarter 2005, hotel operating income for the Company’s stabilized hotels increased 26.3% to $10.1 million versus the same period in 2004 and hotel operating income margin increased by 4.0 percentage points to 32.4%. For the Company’s hotels that are being renovated and/or rebranded, hotel operating income decreased 15.8% to $8.0 million versus the same period in 2004 and hotel operating income margin decreased by 2.3 percentage points to 26.9%. For the Company’s U.S. hotel portfolio of 18 hotels, hotel operating income increased by 3.4% to $18.1 million versus the same period in 2004 and hotel operating income margin increased by 0.9 percentage points to 29.7%.

Acquisition Activity/Investment Outlook

On April 15, 2005, the Company acquired the 332-room Tucancun Beach Resort and Villas in Cancun, Mexico, for approximately $32.5 million. Barceló Hotels and Resorts, a global lodging company based in Palma de Mallorca, Spain, will manage the hotel as an all-inclusive resort under the Barceló brand name pursuant to the terms of the management agreement. Barceló Hotels & Resorts operates 130 hotels and resorts in 14 countries across four continents, including eight hotels in Mexico. For the second quarter 2005, Tucancun Beach Resort and Villas contributed $2.3 million to the Company’s consolidated total revenue, which is approximately 16.1% more than total revenues for the hotel for the comparable period in 2004.

On July 14, 2005, the Company acquired the 410-room Wyndham Palm Springs hotel in Palm Springs, California for approximately $57 million. The Company financed the acquisition with approximately $37 million of first mortgage debt from CIGNA Investments with a fixed rate of interest of 5.35%, along with proceeds from its term loan facility. The Company has selected Crestline Hotels & Resorts, Inc. to manage the property under a Wyndham-license agreement.

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

Mr. Francis stated, “We are excited about our recent acquisitions considering the highly competitive hotel market in the U.S. We continue to actively pursue investment opportunities in the U.S., but will be prudent in spending capital given the competitive hotel acquisition environment. With respect to our first investment in Mexico, we believe that Barcelo’s ability to efficiently market and operate the Tucancun Beach Resort and Villas will help to generate significant current returns and create value over time for our shareholders. We believe that our ability to leverage our strategic alliance with Barceló Hotels and Resorts provides us with a competitive advantage in markets such as Mexico and the Caribbean.”

Balance Sheet/Liquidity

As of June 30, 2005, the Company had $15.8 million of cash and cash equivalents and $26.2 million of restricted cash. Total assets were $734.2 million, including $644.5 million of net investment in hotel properties, long-term debt was $356.0 million, and stockholders’ equity was $343.2 million.

During the second quarter 2005, the Company generated $9.7 million of cash flow from its operations, used $44.8 million in net investing activities, including $12.1 million in hotel capital expenditures, and obtained $7.2 million through net financing activities.

As of July 27, 2005, the Company had approximately $20 million of cash and cash equivalents. In addition, the Company had $10 million of remaining borrowing capacity under its term loan facility after drawing $25 million in July 2005 to fund a portion of the Wyndham Palm Springs hotel acquisition.

Dividend Update

During the second quarter 2005, the Company declared a dividend of $.14 per share payable to its stockholders of record as of June 30, 2005. The dividend was paid on July 15, 2005. The level of future dividends will continue to be determined by the Company’s quarterly operating results, general economic conditions, capital requirements and other operating trends.

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

2005 Outlook

Based on the Company’s current hotel operating trends, the status of the Company’s renovation and repositioning program, and the Company’s investment outlook, the Company estimates that for the third quarter 2005:

•	Total revenues will range between $59.5 - $63.2 million;

•	Corporate EBITDA will range between $13.2 - $14.2 million;

•	Earnings per diluted share will range between $.02 - $.04; and

•	FFO per diluted share will range between $.17 - $.19.

In addition, based on the financial results for the first half of 2005, estimated third quarter 2005 financial results, and the Company’s projection of the impact of the renovations and acquisition timing on its operations for the remainder of the year, the Company now estimates that for the full year 2005:

•	Total revenues will range between $237.8 - $252.5 million;

•	Corporate EBITDA will range between $54.9 - $56.5 million;

•	Earnings per diluted share will range between $.21 - $.25; and

•	FFO per diluted share will range between $.78 - $.82.

Mr. Francis stated, “We continue to be encouraged by the performance of our stabilized hotel portfolio and we anticipate significant growth from our renovated properties during the remainder of this year and into 2006. Our positive outlook remains intact regarding the strength of the rebound in our properties once the renovations are complete. We are adjusting our FFO range for 2005 downward slightly to reflect the seasonality of our latest acquisition, the 410-room Wyndham Palm Springs hotel, in Palms Springs, California. As a result of acquiring the hotel in its off-peak season, the Wyndham Palm Springs hotel will have a $.02 to $.03 FFO per diluted share negative impact to our prior FFO guidance for the full year 2005. However, on a full year basis in 2006, we expect that the Wyndham Palm Springs hotel will be accretive to FFO. We are pleased with the continued strength of the lodging industry recovery and we believe that our portfolio will be well positioned to benefit from the improved fundamentals.”

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

Investor Conference Call and Simulcast

Highland Hospitality Corporation will conduct a conference call at 10:00 AM EST on Thursday, July 28, 2005, to discuss its second quarter 2005 financial results. The number to call for this interactive teleconference is 1 (800) 895-0198 (within the United States) and 1 (785) 424-1053 (for international calls). The conference I.D. is Highland. A playback will be available through August 4, 2005. To listen to a replay of the call, please call 1 (800) 283-5758 (within the United States) or 1 (402) 220-0863 (for international calls).

The Company will also provide an online simulcast and rebroadcast of the second quarter 2005 earnings conference call. The live broadcast of Highland’s quarterly conference call will be available at the Company’s website at www.highlandhospitality.com. The online replay will follow shortly after the call and will continue through October 26, 2005.

Highland Hospitality Corporation is a self-advised lodging real estate investment trust, or REIT, focused on hotel investment primarily in the United States. The Company currently owns 20 hotel properties with an aggregate of 5,885 rooms in 11 states and Mexico. Additional information can be found on the Company’s website at www.highlandhospitality.com.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, are intended to identify forward-looking statements, which include statements concerning our outlook for the hotel industry, acquisition plans, and our dividend policy. Such statements are based on current expectations, estimates, and projections about the industry and markets in which the Company operates, as well as management’s beliefs and assumptions and information currently available to us. Forward-looking statements are not guarantees of future performance and involve numerous risks and uncertainties which may cause the Company’s actual financial condition, results of operation and performance to be materially different from the results of expectations expressed or implied by such statements. General economic conditions, including the timing and magnitude of the recovery in the hospitality industry, future acts of terrorism or war, risks associated with the hotel and hospitality business, the availability of capital, the ability of the Company to acquire additional hotel properties, the timely completion of planned hotel renovations, and other factors, may affect the Company’s future results, performance and achievements. These risks and uncertainties are described in greater detail in the Company’s current and periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.

HIGHLAND HOSPITALITY CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	June 30, 2005	December 31, 2004
ASSETS
Investment in hotel properties, net	$644,526	$578,715
Asset held for sale	3,000	3,000
Deposits on hotel property acquisitions	11,000	8,714
Cash and cash equivalents	15,808	75,481
Restricted cash	26,165	38,710
Accounts receivable, net	13,157	7,010
Prepaid expenses and other assets	15,155	8,279
Deposits on loan applications	1,034	—
Deferred financing costs, net	4,341	4,732

Total assets	$734,186	$724,641

LIABILITIES AND STOCKHOLDERS’ EQUITY
Long-term debt	$356,004	$342,854
Accounts payable and accrued expenses	19,298	17,140
Dividends/distributions payable	5,726	5,726
Other liabilities	2,985	3,122

Total liabilities	384,013	368,842

Minority interest in operating partnership Commitments and contingencies	6,949	8,321

Preferred stock, $.01 par value; 100,000,000 shares authorized; no shares issued at June 30, 2005 and December 31, 2004	—	—
Common stock, $.01 par value; 500,000,000 shares authorized; 40,154,699 shares and 40,002,011 shares issued at June 30, 2005 and December 31, 2004, respectively	401	400
Additional paid-in capital	368,191	366,856
Treasury stock, at cost; 81,548 shares and 71,242 shares at June 30, 2005 and December 31, 2004, respectively	(912)	(801)
Unearned compensation	(4,636)	(6,182)
Cumulative dividends in excess of net income	(19,820)	(12,795)

Total stockholders’ equity	343,224	347,478

Total liabilities and stockholders’ equity	$734,186	$724,641

HIGHLAND HOSPITALITY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
REVENUE
Rooms	$41,262	$16,430	$73,896	$28,543
Food and beverage	19,769	7,897	35,430	13,784
Other	2,214	927	4,080	1,661

Total revenue	63,245	25,254	113,406	43,988

EXPENSES
Hotel operating expenses:
Rooms	8,717	3,518	16,625	6,090
Food and beverage	12,144	5,740	23,100	10,488
Other direct	1,077	594	2,083	1,077
Indirect	22,405	8,688	41,663	15,826

Total hotel operating expenses	44,343	18,540	83,471	33,481
Depreciation and amortization	5,306	2,132	10,014	3,726
Corporate general and administrative:
Stock-based compensation	884	884	1,657	1,590
Other	1,620	1,472	3,431	2,963

Total operating expenses	52,153	23,028	98,573	41,760

Operating income	11,092	2,226	14,833	2,228

Interest income	201	294	518	675
Interest expense	5,942	336	11,217	646
Foreign currency exchange gain	40	—	40	—

Income before income taxes and minority interest in operating partnership	5,391	2,184	4,174	2,257

Income tax benefit (expense)	(1,115)	26	104	567
Minority interest in operating partnership	(86)	(52)	(84)	(66)

Net income	$4,190	$2,158	$4,194	$2,758

Earnings per share:

Numerator:
Net income	$4,190	$2,158	$4,194	$2,758
Less: dividends on unvested restricted common stock	(86)	(116)	(172)	(116)

Net income after dividends on unvested restricted common stock	$4,104	$2,042	$4,022	$2,642

Denominator:
Weighted average number of common shares outstanding - basic	39,454,542	39,084,890	39,415,855	39,082,449
Weighted average number of common shares outstanding - diluted	39,664,272	39,295,778	39,591,866	39,358,064

Earnings per share:
Basic	$0.10	$0.05	$0.10	$0.07
Diluted	$0.10	$0.05	$0.10	$0.07

HIGHLAND HOSPITALITY CORPORATION

RECONCILIATION OF FFO AND EBITDA TO NET INCOME

(in thousands, except per share data)

2005 AND 2004 RESULTS

The following table reconciles FFO to net income for the three and six months ended June 30, 2005 and 2004:

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Net income	$4,190	$2,158	$4,194	$2,758
Adjustment: Depreciation and amortization	5,306	2,132	10,014	3,726

FFO	$9,496	$4,290	$14,208	$6,484

FFO per share:
Basic	$0.24	$0.11	$0.36	$0.17
Diluted	$0.24	$0.11	$0.36	$0.16

The following table reconciles EBITDA to net income for the three and six months ended June 30, 2005 and 2004:

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Net income	$4,190	$2,158	$4,194	$2,758
Adjustments: Depreciation and amortization	5,306	2,132	10,014	3,726
Interest expense	5,942	336	11,217	646
Interest income	(201)	(294)	(518)	(675)
Income tax expense (benefit)	1,115	(26)	(104)	(567)

EBITDA	$16,352	$4,306	$24,803	$5,888

EBITDA per share:
Basic	$0.41	$0.11	$0.63	$0.15
Diluted	$0.41	$0.11	$0.63	$0.15

HIGHLAND HOSPITALITY CORPORATION

RECONCILIATION OF FFO AND EBITDA TO NET INCOME

(in thousands, except per share data)

2005 GUIDANCE

The following table reconciles FFO to net income for the third quarter 2005 and full year 2005:

	Third Quarter 2005		Full Year 2005
	Low	High	Low	High
Net income	$603	$1,419	$8,450	$10,072
Adjustment: Depreciation and amortization	5,950	5,950	22,264	22,264

FFO	$6,553	$7,369	$30,714	$32,336

FFO per diluted share (1)	$0.17	$0.19	$0.78	$0.82

The following table reconciles EBITDA to net income for the third quarter 2005 and full year 2005:

	Third Quarter 2005		Full Year 2005
	Low	High	Low	High
Net income	$603	$1,419	$8,450	$10,072
Adjustments: Depreciation and amortization	5,950	5,950	22,264	22,264
Interest expense	6,915	6,915	25,378	25,378
Interest income	(341)	(341)	(1,498)	(1,498)
Income tax expense	108	253	281	312

EBITDA	$13,235	$14,196	$54,875	$56,528

(1)	the weighted average number of common shares outstanding used to determine FFO per diluted share was approximately 39,525,000.